As filed with the Securities and Exchange Commission on January 3, 2017

Registration No. 333-212151
Registration No. 333-188450
Registration No. 333-168466
Registration No. 333-151964
Registration No. 333-123424
Registration No. 333-120393
Registration No. 333-78317

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

L3 TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3937436
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

L3 Technologies, Inc.
600 Third Avenue
New York, New York 10016
(Address of Principal Executive Offices) (Zip Code)

L3 Technologies, Inc. Amended and Restated 2008 Long Term Performance Plan
(formerly L-3 Communications Holdings, Inc. Amended and Restated 2008 Long Term Performance Plan)
L3 Technologies, Inc. Amended and Restated 2008 Directors Stock Incentive Plan
(formerly L-3 Communications Holdings, Inc. Amended and Restated 2008 Directors Stock Incentive Plan)
L3 Technologies, Inc. Amended and Restated 1999 Long Term Performance Plan
(formerly L-3 Communications Holdings, Inc. Amended and Restated 1999 Long Term Performance Plan)
L3 Technologies, Inc. 1998 Directors Stock Option Plan for Non-Employee Directors of L3 Technologies, Inc.
(formerly L-3 Communications Holdings, Inc. 1998 Directors Stock Option Plan
for Non-Employee Directors of L-3 Communications Holdings, Inc.)
 (Full title of the plan)

Ann D. Davidson, Esq.
Senior Vice President, General Counsel and Corporate Secretary
L3 Technologies, Inc.
600 Third Avenue
New York, New York 10016
(Name and address of agent for service)

(212) 697-1111
(Telephone number, including area code, of agent for service)

Copies of all notices, orders and communication to:
Mark Brod, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) to the registration statements on Form S-8, File Nos. 333-212151, 333-188450, 333-168466, 333-151964, 333-123424, 333-120393 and 333-78317 (the “Registration Statements”), is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”) to notify the Securities and Exchange Commission (the “Commission”) that effective as of December 31, 2016, L-3 Communications Holdings, Inc., a Delaware corporation (the “Predecessor Registrant”), completed a merger (the “Merger”) with and into L-3 Communications Corporation, a Delaware corporation and, prior to the Merger, a wholly-owned subsidiary of the Predecessor Registrant (the “Successor Registrant” or the “Company”), such that the Predecessor Registrant’s separate corporate existence ceased and the Successor Registrant continued as the surviving corporation, in accordance with the Agreement and Plan of Merger, dated October 11, 2011 by and between the Predecessor Registrant and the Successor Registrant, as amended on October 18, 2016 and December 7, 2016. Upon consummation of the Merger, the Successor Registrant changed its name from L-3 Communications Corporation to L3 Technologies, Inc.

In accordance with paragraph (d) of Rule 414 under the Securities Act, the Successor Registrant hereby expressly adopts the Registration Statements as its own registration statements except as amended by this Amendment, for all purposes of the Securities Act and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of this Amendment is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I have been or will be delivered to the participants in the plans as required by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Commission either as part of this Amendment or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by the Company are hereby incorporated herein by reference:

(a)	Annual Report on Form 10-K of the Company for the year ended December 31, 2015;

(b)	Quarterly Reports on Form 10-Q of the Company for the quarters ended March 25, 2016, June 24, 2016 and September 23, 2016;

(c)
Current Reports on Form 8-K of the Company filed on February 9, 2016, May 5, 2016, May 23, 2016, October 19, 2016, October 31, 2016, November 29, 2016, December 5, 2016, December 6, 2016, December 7, 2016 and January 3, 2017; and

(d)
The description of the Predecessor Registrant’s common stock contained in the Predecessor Registrant’s Registration Statement on Form 8-A12B filed on May 18, 1998, as amended by the description of the Predecessor Registrant’s common stock included in the Predecessor Registrant’s Registration Statement on Form S-3 filed on November 23, 2005 and as further amended by the descriptions of the amendments to the Predecessor Registrant’s Amended and Restated Certificate of Incorporation as described on pages 22-25 of the Predecessor Registrant’s definitive proxy statement for the Annual Meeting filed on March 18, 2013.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than information furnished pursuant to Item 2.02 or 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein) after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides for, among other things:

(i) permissive indemnification for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors, officers, employees or agents of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

(ii) permissive indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by designated persons, including directors, officers, employees or agents of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

(iii) mandatory indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in defense of litigation covered by (i) and (ii) above; and

(iv) that the indemnification and advancement of expenses provided for by Section 145 is not deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

In addition to the indemnification provisions of the DGCL described above, the Successor Registrant’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that the Successor Registrant shall, to the fullest extent permitted by the DGCL, (i) indemnify its officers and directors and (ii) advance expenses incurred by such officers or directors in relation to any action, suit or proceeding.

The Successor Registrant’s Amended and Restated Bylaws (the “Bylaws”) require, in certain instances, the advancement of expenses to an officer or director (without a determination as to his conduct) in advance of the final disposition of a proceeding if such person furnishes a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification.

The Bylaws purport to confer upon officers and directors contractual rights to indemnification and advancement of expenses as provided therein. The right to indemnification and advancement of expenses as provided therein shall (i) vest at the time that such claimant becomes a director or officer of the Successor Registrant or at the time such claimant becomes a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, at the request of the Successor Registrant and (ii) continue as to the claimant even though he may have ceased to be a director or officer of the Successor Registrant.

The Certificate of Incorporation limits the personal liability of directors to the Successor Registrant or its stockholders for monetary damages for breach of the fiduciary duty as a director, other than liability as a director (i) for breach of duty of loyalty to the Successor Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

The Successor Registrant maintains officers’ and directors’ insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

For the list of exhibits, see the Exhibit Index hereto, which is incorporated into this item by reference.

ITEM 9.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 3rd day of January, 2017.

L3 TECHNOLOGIES, INC.
By:	/s/ Ann D. Davidson
	Name:	Ann D. Davidson
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment has been signed below by the following persons in the capacities indicated on the 3rd day of January, 2017.

Signature	Title

* /s/ Michael T. Strianese	Chairman and Chief Executive Officer
Michael T. Strianese	(Principal Executive Officer)

* /s/ Ralph G. D’Ambrosio	Senior Vice President and Chief Financial Officer
Ralph G. D’Ambrosio	(Principal Financial Officer)

* /s/ Dan Azmon	Vice President, Controller and Principal Accounting Officer
Dan Azmon	(Principal Accounting Officer)

* /s/ Claude R. Canizares	Director
Claude R. Canizares

* /s/ Thomas A. Corcoran	Director
Thomas A. Corcoran

* /s/ Ann E. Dunwoody	Director
Ann E. Dunwoody

* /s/ Lewis Kramer	Director
Lewis Kramer

* /s/ Robert B. Millard	Director
Robert B. Millard

Signature	Title

* /s/ Lloyd W. Newton	Director
Lloyd W. Newton

* /s/ Vincent Pagano, Jr.	Director
Vincent Pagano, Jr.

* /s/ H. Hugh Shelton	Director
H. Hugh Shelton

* /s/ Arthur L. Simon	Director
Arthur L. Simon

* By:	/s/ Ann D. Davidson
Ann D. Davidson
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Restated Certificate of Incorporation of L3 Technologies, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on January 3, 2017).

4.2	Amended and Restated By-Laws of L3 Technologies, Inc. (incorporated herein by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on January 3, 2017).

5	Opinion of Simpson Thacher & Bartlett LLP, with respect to legality of securities being registered hereunder.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5 filed herewith).*

24	Power of Attorney.*

*Filed herewith